EXHIBIT 31.2

CERTIFICATION

I, Andrew S. Wilson, certify that:

1.	I have reviewed this amendment to the annual report on Form 10-K/A of RLJ Entertainment, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 25, 2014	/s/ ANDREW S. WILSON
Andrew S. Wilson
Chief Financial Officer